EXHIBIT 10.19
STEPSTONE GROUP LP
EVERGREEN FUND INCENTIVE PLAN
SECTION 1.PURPOSE; DEFINITIONS.
1.1Purpose. The purpose of the StepStone Group LP Evergreen Fund Incentive Plan (the “Plan”) is to (i)  recognize through participation in the Plan key performers for their contributions to the Company; (ii) motivate such persons to act in the long-term best interests of the Employer; and (iv) enable the Employer to continue to retain and enlist the best available talent for the conduct of its business.
1.2Definitions. As used in this Plan, the following terms will have the following meanings:
(a)“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries would considered a single employer with the Company under Code Section 414.
(b)“Award” means an award granted under this Plan to receive an amount payable in cash or property equal to the Fair Market Value of a Share on the date of determination, multiplied by the number of Shares Units with respect to which the Award is being settled.
(c)“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
(d)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Employer or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Employer or any Affiliate or violation of a policy of the Employer or any Affiliate; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other misconduct that has caused or is reasonably expected to result in injury to the Employer or any Affiliate; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Employer or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Employer or any Affiliate; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Employer or any Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Plan Administrator and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(e)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of units outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the unitholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries or any consolidated subsidiaries of the Company, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries or any consolidated subsidiaries of the Company to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by unitholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
(f)“Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.
(g)“Company” means StepStone Group LP, a Delaware limited partnership.
(h)“Compensation Committee” means the Compensation Committee of the Board of Directors of StepStone Group, Inc.
(i)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.
(j)“Employer” means the Company and each other related Entity whose employees or Service providers are determined by the Plan Administrator to be eligible to receive Awards under the Plan.
(k)“Entity” means a corporation, partnership, limited liability company or other entity.
(l)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(m)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company or any consolidated subsidiaries of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any consolidated subsidiaries of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company or any consolidated subsidiaries of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the

Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(n)“Fair Market Value” means the closing sales price for a Share as quoted on the such exchange or market on which Shares are traded (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in a source the Plan Administrator deems reliable or, if there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(o)“Good Reason” means (i) the Employer (or successor to the Employer) materially reduces a Participant’s annual base salary, unless such reduction is pursuant to a general reduction in annual base salaries applicable to all similarly situated employees, (ii) Participant experiences a significant diminution of position, duties, responsibilities or status, or (iii) Participant is required to relocate to a location that exceeds a fifty (50) mile radius from Participant’s primary workplace; provided an event described in this Section 1.2(o) will not constitute Good Reason unless the Participant provides written notice to the Employer of the Participant’s intention to resign for Good Reason and specifying in reasonable detail the breach or action giving rise thereto within thirty (30) days of its initial existence and the Employer does not cure such breach or action within thirty (30) days after the date of the Participant’s notice and any such resignation must be effective no later than sixty-five (65) days following the initial occurrence he breach or action giving rise to Good Reason.
(p)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(q)“Participant” means an individual who receives an Award under this Plan.
(r)“Plan Administrator” means the Chief Human Resources Officer of the Company.
(s)“Retirement” means Participant’s termination of employment on or after attaining age 50 and having been employed for at least fifteen (15) years as a result of resignation or involuntary resignation other than for Cause at a time when the sum of Participant’s age and the number or Participant’s years of employment with the Employer or an Affiliate is at least sixty-five (65).
(t)“Section 16 Officer” means a person who is an officer of StepStone Group, Inc within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)“Service” means a Participant’s employment or service with the Employer or an Affiliate whether in the capacity of an employee, officer, director, advisor, consultant, or unitholder. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a transfer between entities (the Employer and any Affiliate), provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Employer. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service with the Employer or when the entity for which the Participant performs Service ceases to be an Affiliate or at such later date as may be required by applicable law. Subject to the foregoing, the Plan Administrator, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(v)“Share” means a share of StepStone Private Infrastructure Fund (STRUX) or a share of StepStone Private Markets Fund (SPRIM) Class I Shares as determined by the Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee) and set forth in an Award Agreement.
(w)“Share Unit” means the right to receive a Share or cash equal to the Fair Market Value of a Share as set forth in this Plan and any Award Agreement.
(x)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
SECTION 2.ELIGIBILITY.
2.1General Rule. Awards may be granted to employees or other Service providers of an Employer.
2.2Number of Awards. A Participant may be granted more than one Award under this Plan. However, the Plan is discretionary in nature, and the grant of Awards is voluntary and occasional. The selection of a person to receive an Award in any year or at any time shall not require the Plan Administrator or Compensation Committee to select such person to receive an Award or type of Award in any other year or at any other time.
SECTION 3.ADMINISTRATION.
3.1Plan Administrator. This Plan shall be administered by the Plan Administrator. In its absolute discretion, the Plan Administrator may at any time and from time to time exercise any and all rights and duties of the Plan Administrator. Subject to the general purposes, terms and conditions of this

Plan, the Plan Administrator shall have full power to implement and carry out this Plan. Without limitation, the Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee) shall have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan;
(c)determine the form and terms of Awards;
(d)grant waivers of any conditions of this Plan or any Award;
(e)determine the terms of vesting and payment of Awards;
(f)correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(g)determine whether an Award has been earned or vested;
(h)accelerate vesting or settlement of any Award to the extent such acceleration of vesting or settlement would not result in a violation of Code Section 409A; and
(i)make all other determinations necessary or advisable for the administration of this Plan.
3.2Authority to Grant Awards. Notwithstanding Section 3.1, unless otherwise delegated in writing by the Plan Administrator, the Plan Administrator shall have the sole authority to approve persons to receive Awards and determine the number of Shares Units designated under such to Awards; provided, however, only the Compensation Committee may approve Awards and determine the number of Shares Units designated under such to Awards with respect to any Section 16 Officer.
3.3Plan Administrator Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Plan Administrator or Compensation Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) at any later time. Any such determination will be final and binding on the Employer and on all persons having an interest in any Award under this Plan.
SECTION 4.AWARDS.
Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Plan Administrator shall deem advisable.
4.1Award Grants. The Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee) may grant Awards to eligible persons described in Section 2 hereof, and will determine the number of Shares Units subject to the Award and all other terms and conditions of the Award, subject to the following:
(a)Form of Award. Each Award granted under this Plan will be evidenced by an Award Agreement and will be in such form and contain such provisions (which need not be the same for each Participant) as the Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee) may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
(b)Date of Grant. The date of grant of an Award will be the date on which the Plan Administrator makes the determination to grant such Award, unless a later date is otherwise specified by the Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee). The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Award.
(c)Vesting Period. Awards may vest within the times or upon the events determined by the Plan Administrator (or with respect to Awards granted to Section 16 Officers, the Compensation Committee) as set forth in the Award Agreement governing such Award.
(d)Settlement of Awards. Awards will be settled in Shares (as determined under the Award Agreement) or cash equal to the Fair Market Value of a Share (or a combination thereof) determined on the date the Award, or portion thereof, vests, multiplied by the number of Shares Units with respect to which the Award has vested within sixty (60)following the date on which such Award, or portion thereof, vests in accordance with the vesting schedule set forth in the Award Agreement.
4.2Termination. Unless otherwise specifically provided in an Award Agreement, settlement of an Award will be subject to the following:
(a)Except as set forth in Sections 4.2(b)-(f), if a Participant’s Service terminates for any reason, then all unvested Awards, or unvested portion thereof, shall expire and be immediately cancelled for no consideration.
(b)In the event of a Participant's termination of Service as a result of the Participant's Disability, then all unvested Awards, or unvested portion thereof, shall vest in full and the amount payable with respect to a vested Award shall be payable to the Participant in accordance with Section 4.1(d).
(c)In the event of a Participant's termination of Service as a result of death, then all unvested Awards, or unvested portion thereof, shall vest in full and the amount payable with respect to a vested Award shall be payable to the Participant's spouse if the Participant was legally married at the time of the Participant's death, otherwise such amount shall be paid to the Participant's estate in accordance with Section 4.1(d).
(d)In the event of a Participant’s termination of Service as a result of termination by the Employer without Cause or resignation by the Participant due to Good Reason, in either case, upon or within the thirteen (13) month period following a Change in Control, then all unvested Awards, or unvested portion thereof, shall vest in full and the amount payable with respect to a vested Award shall be payable to the Participant in accordance with Section 4.1(d).

(e)In the event of a Participant's termination of Service as a result of Retirement, then notwithstanding Section 4.1(d), all then unsettled Awards, or portions thereof, shall be settled within sixty (60) days following the date on which such Award, or portion thereof, would have vested had such Participant not been eligible for a Retirement termination and had instead continued to provide Services through the applicable vesting date(s).
(f)If the Participant's Service is terminated for Cause, then all the Participant’s then unsettled Awards (whether vested or unvested) shall expire and be immediately cancelled for no consideration on such Participant’s date of termination of Service.
4.3Modification, Extension or Renewal. The Plan Administrator may modify, extend or renew outstanding Awards and authorize the grant of new Awards in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Awards previously granted, and shall be subject to compliance with Section 409A of the Code.
SECTION 5.WITHHOLDING TAXES. The Employer may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Shares otherwise deliverable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.
SECTION 6.TRANSFERABILITY. The Awards granted under this Plan, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent and distribution, and may not be made subject to execution, attachment or similar process.
SECTION 7.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, as they are in effect on the date of grant of the Award and also on the date of settlement. Notwithstanding any other provision in this Plan, the Employer will have no obligation to permit settlement of an Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of the Awards or underlying Units under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Employer will be under no obligation to register the Awards with any governmental authority or to effect compliance with the exemption, registration, qualification, or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Employer will have no liability for any inability or failure to do so.
SECTION 8.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the Service of, or to continue any other relationship with, the Employer or any Affiliate or limit in any way the right of the Employer or any Affiliate to terminate Participant’s employment or other Service relationship at any time, with or without Cause.

SECTION 9.ADJUSTMENT AND SUBSTITUTION. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, Share split, reverse Share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other change in the corporate structure of the fund issuing the relevant Share affecting the Shares that the Plan Administrator, in its sole discretion, determines could result in substantial dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Plan Administrator may adjust the number, class, and price of Shares covered by each outstanding Award as determined by the Plan Administrator it its sole discretion. The decision of the Plan Administrator regarding any such adjustment shall be final, binding, and conclusive.
SECTION 10.INCAPACITY. If, in the judgment of the Plan Administrator, any person entitled to a payment under the Plan is legally, physically, or mentally incapable of personally receiving and executing a receipt for any such payment, or if such person is a minor under state or other applicable law, the distribution or payment may be made to a guardian, custodian, or other legal representative of such person or such person’s property (or if none is known to the Employer, to any other person or institution who has custody of the person or his or her property) and that payment shall constitute a full discharge of any obligation with respect to the amount paid.
SECTION 11.ADOPTION. This Plan will become effective on the date that it is adopted by the Company (the “Effective Date”).
SECTION 12.GOVERNING LAW. This Plan and all agreements hereunder to the extent not otherwise governed by the Code or the laws of the United States shall be governed by and construed in accordance with the laws of the State of Delaware.
SECTION 13.AMENDMENT OR TERMINATION OF PLAN. The Plan Administrator may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan.
SECTION 14.SECTION 409A OF THE CODE. The Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Plan Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses without earnings or interest. Nothing in the Plan shall provide a basis for any person to take action against the Employer or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid or Award made under the Plan, and neither the Employer nor any of its Affiliates shall under any circumstances have any liability to any Participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Section 409A of the Code.
SECTION 15.NON-U.S. PARTICIPANTS AND NON-U.S. LAW CONSIDERATIONS. The Plan Administrator may grant awards under this Plan to Participants who are non-U.S. nationals, who reside outside of the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Plan Administrator may make such modifications, amendments, procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions (including to avoid triggering a public offering or to maximize tax efficiency).
SECTION 16.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Company, nor any provision of this Plan will be construed as creating any limitations on the power of the Company to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific case.